UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 16, 2010

SPRINGFIELD COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52945	52-2303874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor, Ste. 1188, New York, NY 10022
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (212)231-8383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or A Related Audit Report or Completed Interim Review

On September 16, 2010, management of Springfield Company, Inc.  (the “Company”) concluded that its previously issued audited financial statements as of and for the year ended June 30, 2009, and that its unaudited financial statements for each of the quarters ended March 31, 2009, September 30, 2009, December 31, 2009 and March 31, 2010 should no longer be relied upon.

Management determined that certain transactions involving sale of the Company’s common stock were not recorded, resulting in an understatement of cash, common stock, and additional paid-in capital. Management also determined that certain transactions involving sales, general, and administrative expenses were not recorded, resulting in the understatement of sales, general, and administrative expense and the understatement  of the Company’s net loss.   Management and the board of directors discussed the matters disclosed in this filing with MaloneBailey, LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRINGFIELD COMPANY, INC.

Date: October 15, 2010	By:	/s/ Alain Morlot
Alain Morlot
President and Chief Executive Officer (Principal Executive Officer)